UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021

Aspen Aerogels, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36481	04-3559972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Forbes Road, Building B, Northborough, MA		01532
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 691-1111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	ASPN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2021, Aspen Aerogels, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a certain institutional and accredited investor (the “Purchaser”). Pursuant to the terms of the Purchase Agreement, the Company agreed to sell to the Purchaser an aggregate of (i) 3,462,124 shares (the “Shares”) of its common stock, par value $0.00001 per share (the “Common Stock”) at a purchase price equal to $21.663 per share, for aggregate gross proceeds of approximately $75.0 million (the “Offering”). The Offering is expected to close on or about June 30, 2021, subject to satisfaction of customary closing conditions.

The Purchase Agreement requires the Company to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”), within 75 days of the closing of the Offering to register the resale of the Shares, and to use commercially reasonable efforts to have such registration statement declared effective within 30 days following the filing of the registration statement if there is no review by the SEC, or within 120 days following the filing of the registration statement in the event of such a review.

The Purchase Agreement contains customary representations, registration rights, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), termination provisions, and other obligations and rights of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

In connection with the Offering, the Company paid Nomura Greentech Capital Advisors Securities, LLC a financial advisory fee of $1,312,500.

The Offering is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act and Regulation D under the Securities Act. The Shares being sold and issued in connection with the Purchase Agreement are not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The Purchaser will be an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

The foregoing description of the Purchase Agreement is not complete and is qualified in their entirety by reference to the full text of the Purchase Agreement, a copy of which is attached to this report as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Form 8-K regarding the Offering are incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Award Grant

On June 29, 2021, as recommended by the compensation committee, the board of directors of the Company (the “Board”) granted to Donald R. Young, the Company’s President and Chief Executive Officer, 461,616 shares of restricted common stock, pursuant to a Performance-Based Restricted Stock Agreement by and between the Company and Mr. Young (the “Agreement”). This grant is intended to encourage ownership of shares, reward Mr. Young for his performance, retain Mr. Young, and encourage his alignment with the longer-term value of the Company and its shareholders, in accordance with the purposes of the 2014 Employee, Director and Consultant Equity Incentive Plan (the “2014 Plan”).

In order for a tranche of this award to vest, both time and performance vesting conditions must be satisfied. For the time vesting condition, a tranche will vest at the later of (i) three years from the grant date or (ii) one year from the date when an applicable performance hurdle is achieved, subject to a maximum five-year vesting period for shares with respect to which the performance hurdle has been achieved. With respect to the performance vesting condition, as noted in the table below, there are three tranches with different share price hurdles and a five-year total performance period. If a share price hurdle is not met after five years, the applicable tranche is forfeited. The share price hurdle is met by reference to a 30-day volume weighted average price (VWAP) that is maintained for 60 days. In the event of a Change of Control Sale of the Company, as defined in the Agreement, the share price hurdle is valued based on the per share value received by the Company’s shareholders, with cash consideration valued at par, any publicly traded securities received as consideration valued at their 60-day VWAP as of the closing date of the Change of Control Sale of the Company, and any securities that are not publicly traded or for which a 60-day VWAP cannot be valued by the Board. Any of the tranches below could be earned at any point over the five-year period.

Tranche	Performance Shares Weight	Share Price Hurdle
Tranche 1	34%	$43.33
Tranche 2	33%	$64.99
Tranche 3	33%	$86.65

In the event of a Change of Control Sale of the Company, a portion, capped at 100%, of the next unearned tranche would be earned in proportion to the excess of the Change of Control Sale of the Company price above the purchase price, $21.663, and any unearned tranches would be forfeited. The calculation of the earned portion of the next unearned tranche would be based on the following formula:

•	The numerator would be the excess of the Change of Control Sale of the Company price over the purchase price, $21.663.
•	The denominator would be:
o	The difference between the Tranche 1 share price hurdle and $21.663, for Tranche 1
o	The difference between the Tranche 2 share price hurdle and $21.663, for Tranche 2
o	The difference between the Tranche 3 share price hurdle and $21.663, for Tranche 3

In the event of a Change of Control Sale of the Company, any earned shares would continue to be subject to the time-based vesting condition, provided, however, that if the successor company in the Change of Control Sale of the Company did not assume the Company’s obligations under the Agreement, all earned shares would become vested as of immediately prior to the closing of the Change of Control Sale of the Company.

In the event the Company terminates Mr. Young’s service as an employee, director, or consultant of the Company for Cause, as defined in Mr. Young’s employment agreement with the Company, as amended, or if the Board determines, within one year after Mr. Young is terminated, that either prior or subsequent to Mr. Young’s termination that he engaged in conduct that would constitute Cause, or if Mr. Young resigns without Good Reason, as defined in his employment agreement, all shares granted pursuant to this award that remain unvested will be forfeited to the Company immediately as of the time Mr. Young is notified that he has been terminated for Cause, that he engaged in conduct that would constitute Cause, or as of the effective time of Mr. Young’s resignation without Good Reason.

In the event the Company terminates Mr. Young without Cause or Mr. Young resigns for Good Reason, or in the event of Mr. Young’s death or disability, all earned shares for which the performance vesting condition has been met and which are subject to the continued time vesting condition will vest. Further, in the event the Company terminates Mr. Young without Cause or Mr. Young resigns for Good Reason, a pro rata fraction, capped at 100%, of the next unearned tranche will be earned and vest based on the following formula. Any other unearned tranches will be forfeited.

•	The numerator would be the excess of the 60-day VWAP of the Company’s common stock on a national securities exchange on the termination date over the starting price for that tranche.
•	The denominator would be:
o	The difference between the Tranche 1 share price hurdle and $21.663, for Tranche 1

o	The difference between the Tranche 2 share price hurdle and the Tranche 1 share price hurdle, for Tranche 2
o	The difference between the Tranche 3 share price hurdle and the Tranche 2 share price hurdle, for Tranche 3

Otherwise, in the event Mr. Young is no longer an employee, director, or consultant of the Company or an affiliate prior to the achievement of a performance goal listed above, or the Company does not achieve a performance goal by the fifth anniversary of the grant date, Mr. Young will immediately forfeit to the Company the number of shares granted that have not yet vested pursuant to the table above.

Amendment to Executive Agreement

On June 29, 2021, as recommended by the compensation committee, the Board authorized the Company to enter into an amendment (the “Amendment”) to the executive employment agreement, dated November 7, 2018, by and between Mr. Young and the Company, as amended (the “Executive Agreement”). As previously disclosed by the Company, pursuant to the Executive Agreement, in the event of a change of control of the Company, if the closing price per share of the Company’s common stock, as quoted on the NYSE as of the effective date of the change of control (the “CIC Price”) is equal to or greater than $6.00, Mr. Young would be entitled to receive a bonus payment calculated as a percentage of the Net Proceeds (as defined in the Employment Agreement), with such percentage ranging from 4.0% to 6.5% depending upon the CIC Price (the “Bonus”). In connection with the award granted under the Agreement, the Board authorized the Company to enter into the Amendment in order to delete the sections of the Executive Agreement providing for the Bonus.

The foregoing descriptions of the Agreement and the Amendment are not complete and are qualified in their entirety by reference to the full text of the forms of the Agreement and the Amendment, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Item 8.01 Other Events.

On June 29, 2021, the Company issued a press release regarding the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated June 29, 2021, by and between the Company and the purchaser identified therein.

99.1	Press Release issued by Aspen Aerogels, Inc. on June 29, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The press release may contain hypertext links to information on our website. The information on our website is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

The information contained under Item 8.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aspen Aerogels, Inc.

Date: June 29, 2021	By:	/s/ John F. Fairbanks
	Name:	John F. Fairbanks
	Title:	Vice President, Chief Financial Officer and Treasurer